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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------



        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (date of earliest event reported): September 5, 2002



                                  PROVANT, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     000-23989                  04-3395167
          --------                     ---------                  ----------
State or other jurisdiction of    Commission File Number          IRS Employer
        incorporation                                         Identification No.


                        67 BATTERMARCH STREET, SUITE 500
                                BOSTON, MA 02110
                                ----------------
                    (Address of principal executive offices)



                                 (617) 261-1600
                                 --------------
                         (Registrant's telephone number,
                              including area code)



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ITEM 5.  OTHER EVENTS

         On September 5, 2002, Provant, Inc. announced that The Nasdaq Stock Market has notified Provant that as a result of Provant's acquisition of Strategic Interactive, Inc. in October 1998 it is not in compliance with Nasdaq's shareholder approval requirements, as set forth in Nasdaq Marketplace Rule 4350(i)(1), and that Provant's non-compliance would be considered by the Nasdaq Listing Qualifications Panel when deciding whether to proceed with Provant's application for its common stock to be traded on The Nasdaq SmallCap Market.

         As previously announced, Provant had received notification from The Nasdaq Stock Market that it intended to delist Provant's common stock from The Nasdaq National Market, due to Provant's failure to comply with the U.S. $1.00 minimum bid price requirement for continued listing on that market. In response, Provant requested to have its common stock listed on The Nasdaq SmallCap Market and its request was approved, subject to Nasdaq's approval of Provant's application materials that Provant has filed with Nasdaq.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PROVANT, INC.


                                     By: /s/ Norman G. Fornella
                                        ----------------------------------------
                                         Norman G. Fornella
                                         Executive Vice President
Date: September 5, 2002



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